EXHIBIT 21

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES
FEBRUARY 22, 2005

Ben Holt Company	Kiewit Engineering Canada Co.
Bibb and Associates, Inc.	Kiewit Federal Group Inc.
Bighorn Walnut, LLC	Kiewit Finance Group Inc.
Buckskin Mining Company	Kiewit Hydropower Investors Inc.
Construcciones Kiewit, S.A. de C.V.	Kiewit Industrial Co.
Construction Kiewit Cie	Kiewit Industrial Canada Co.
Constructora Kiewit, C.A.	Kiewit International Inc.
GBV-Texas, L.P.	Kiewit International Services Inc.
GIC Industrial, Inc.	Kiewit Investment Holdings Inc.
GMF 1 L.L.C.	Kiewit Investment Subsidiary Inc.
GSC Atlanta, Inc.	Kiewit Management Co.
GSC Contracting, Inc.	Kiewit Mazon Constructores, S.A. de C.V.
General Construction Company	Kiewit McNair Creek Investors Corp.
Gilbert/CBE Indonesia L.L.C.	Kiewit de Mexico, S. De R.L. de C.V.
Gilbert Central Corp.	Kiewit Mexico, LLC
Gilbert Frontier, Inc.	Kiewit Mining Group Inc.
Gilbert/Healy, L.P.	Kiewit Mining Leasing Company
Gilbert Industrial Corporation	Kiewit Mining Properties Inc.
Gilbert Industrial Texas, L.P.	Kiewit Mining Services Inc.
Gilbert Marine L.L.C.	Kiewit Network Services Co.
Gilbert Network Services, L.P.	Kiewit Offshore Services, Ltd.
Gilbert Southern Corp.	Kiewit Pacific Co.
Gilbert Texas Corp.	Kiewit Venezuela Inc.
Gilbert Texas Construction, L.P.	Kiewit Western Co.
Gilbert Western Corp.	Lac De Gras Excavation Inc.
Global Surety & Insurance Co.	Les Entreprises Kiewit Ltee
Guernsey Construction Company	Managed Lanes LP
Gulf Marine Fabricators, Inc.	Mass. Electric Construction Co.
KT Developers, LLC	Mass. Electric Construction Venezuela, S.A.
KT Mining, LP	Mass. Electric International, Inc.
KiEnergy, Inc.	MECC Rail Mexicana, S.A. de C.V.
Kiewit Alabama Mining Company	Midwest Agencies, Inc.
Kiewit Canada Group Inc.	PT Kiewit International
Kiewit Construction Company	Peter Kiewit Sons Co.
Kiewit Constructors Inc.	Seaworks, Inc.
Kiewit Corporation	Servitec de Sonora, S.A. de C.V.
Kiewit Development Company	Twin Mountain Construction II Company
Kiewit Employees Diversified Investment Fund L.P.	V. K. Mason Construction Co.
Kiewit Energy Holdings Inc.	Walnut Creek Mining Company
Kiewit Engineering Co.